SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported)  January 23, 2004
                                                         ------------------


                                  CIMNET, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                      22597                 52-2075851
      ---------------               ------------          -------------------
      State or other                (Commission             (IRS Employer
      jurisdiction of               File Number)          Identification No.)
        Formation)



                946 W. Penn Avenue, Robesonia, Pennsylvania          19551
             ---------------------------------------------------------------
               (Address of principal executive offices)           (Zip Code)



       Registrant's telephone number, including area code  (610) 693-3114
                                                          ----------------



          -------------------------------------------------------------
          (Former name or former address, if changes since last report)



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Item 5.  Other Events
         ------------

         On January 23, 2004 (the "Agreement Date"), Cimnet, Inc. (the "Company") entered into a Technology and Share Purchase Agreement (the "Purchase Agreement"), with Advanced Worx 112 (Proprietary) Ltd., a South African corporation doing business as Adroit Technologies ("Adroit"), and the signatories thereto (collectively, the "Sellers"), pursuant to which the Company agreed to purchase: (i) from the Sellers, 100 ordinary shares, par value R-1-00 (One South African Rand) per share, of Adroit, representing ten percent (10%) of the outstanding shares of capital stock of Adroit and (ii) from Adroit, an undivided equal interest in Adroit's Viznet software, an HMI/SCADA manufacturing automation solution.

         The closing of the proposed transaction is subject to the approval of the South African Reserve Bank, the South African Receiver of Revenue and the South African Industrial Development Corporation as well as the satisfaction of other customary conditions. The Company anticipates that the proposed transaction will close during the second quarter of this year.


Item 7.  Financial Statements and Exhibits
         ---------------------------------

         99.1     Press Release of the Company, dated January 26, 2004.


Item 9.  Regulation FD Disclosure
         ------------------------

         On January 26, 2004, the Company made the announcement contained in the press release furnished as Exhibit 99.1 to the Current Report.



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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.



                                       CIMNET, INC.

                                       By: /s/ JOHN RICHARDSON
                                           -------------------------------------
                                       Name: John Richardson
                                       Title: President and Chief Executive

                                                              Officer

Dated:  January 27, 2004



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